Exhibit 4.5

SETTLEMENT AGREEMENT

This Settlement Agreement (this “Agreement”) is made and entered into as of August 9, 2016 (the “Effective Date”), by and between Plaintiffs and Counter-Defendants UMG Recordings, Inc., Capitol Records, LLC, Universal Music Corp., Songs of Universal, Inc., Universal — Polygram International Publishing, Inc., Universal — Polygram International Tunes, Inc., Universal Music — MGB NA LLC, Universal Music — Z Tunes LLC, Rondor Music International, Inc., and Universal Musica, Inc. (each a “UMG Party” and collectively “UMG” or the “UMG Parties”), on the one part, and Defendants and Counter-Claimants Global Eagle Entertainment Inc. (“GEE”), Inflight Productions USA Inc. and Inflight Productions Ltd. (all three collectively the “GEE Entities”), on the other.

UMG and the GEE Entities are sometimes collectively referred to as “Parties,” and each group individually referred to as a “Party.”  This Agreement is intended by the Parties hereto to settle and extinguish the obligations, disputes, and differences between them as hereinafter set forth.

RECITALS

A.                                    On May 5, 2014, UMG filed a Complaint against the GEE Entities in the United States District Court for the Central District of California (UMG Recordings, Inc. et al. v. Global Eagle Entertainment Inc., et al., Case No. 2:14-cv-03466) (the “Action”), alleging claims for copyright infringement, violation of California Civil Code § 980(2), violation of California Business and Professions Code § 17200, and common law unfair competition, which was subsequently superseded by a First Amended Complaint;

B.                                    On March 10, 2015, the GEE Entities filed an Answer to the First Amended Complaint and Counterclaims for Relief in the Action, denying liability under the First Amended Complaint, alleging various affirmative defenses, and alleging Counterclaims against UMG for intentional misrepresentation, concealment, negligent misrepresentation, and intentional interference with contractual relations, which were subsequently superseded by Second Amended Counterclaims;

C.                                    On December 7, 2015, UMG filed Answers to the Second Amended Counterclaims in the Action, denying liability under the Second Amended Counterclaims, and alleging various affirmative defenses; and

D.                                    On April 20, 2016, the District Court issued a ruling which, among other things, granted UMG’s motion for summary judgment except with respect to certain claims, to which ruling the GEE Entities took exception and stated that they reserved their right to challenge before the District Court and on appeal.

NOW, THEREFORE, pursuant to the Parties’ desire and intention to resolve their disputes and buy peace, and in order to avoid the time, effort, and expense of further litigating the claims made in the Action, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                      Settlement Terms.

A.                                    Settlement Payments.  In consideration for the releases by, and other agreements of, UMG provided herein:

i.                                          First Payment.  Within two business days of the Effective Date, the GEE Entities shall convey the following consideration to UMG as follows:

a.                                      Cash.  The amount of Fifteen Million U.S. Dollars ($15,000,000.00), paid by wire transfer according to the following instructions or such other instructions as may be provided by UMG to the GEE Entities in writing at least two business days prior to the scheduled day of the First Payment (the “First Cash Payment”):

City National Bank

400 N. Roxbury Drive

Beverly Hills, CA 90210

ABA:    122016066

For international wires

SWIFT Code:                                                                     CINAUS6L

Account Name:                                                            JMBM State Bar Trust Account

Account No.:                                                                        12714 4516

Client/Matter No.:                                             70987-0027

b.                                      Issuance of GEE Stock.

(1)                                 An aggregate of 1,360,544 shares (the “Initial Shares” and together with the First Cash Payment, the “First Payment”) of GEE’s Common Stock, $.0001 par value per share (“Common Stock”) , which UMG hereby instructs to be issued to the entities set forth in Exhibit A (the “Share Recipients “) in the amounts set forth in Exhibit A.  Such Common Stock shall be evidenced by book-entry notations in the names of the Share Recipients.  The date of issuance of the Initial Shares is referred to herein as the “Issuance Date.”

(2)                                 In the event that the Closing Price (as defined below) of the Common Stock on the trading day immediately preceding the Issuance Date is less than $7.35, an additional cash payment (the “Top-Up Payment”) in an amount equal to the lesser of (i) (A) $7.35 minus the Closing Price on the trading day immediately preceding the Issuance Date, multiplied by (B) the number of Initial Shares and (ii) $2,000,000.  The Top-Up Payment shall be made to UMG by wire transfer in accordance with the instructions set forth in Section 1.A.i.a. above or pursuant to such other instructions as may be provided by UMG to the GEE Entities in writing at least two business days prior to the Issuance Date.  For purposes of this Agreement, the “Closing Price” shall mean the closing price of the Common Stock on The Nasdaq Stock Market LLC (“Nasdaq”) or, if not listed on Nasdaq, on any other established stock exchange or national market system on which the Common Stock is listed on the day of determination.

The parties hereto acknowledge and agree that, unless waived in writing by UMG at its sole option, it shall be a condition to the effectiveness of this Agreement that from the Effective

Date until the date on which the  Initial Shares are delivered (i) trading in the Common Stock shall not have been suspended by the Securities and Exchange Commission (the “Commission”) or Nasdaq, (ii) GEE shall have timely made all periodic reports required of it as a reporting company under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), and (iii) each of the representations and warranties of the GEE Parties contained in Section 5 of this Agreement shall be true and correct in all material respects as of the date on which the Initial Shares are delivered by GEE to the Share Recipients.

ii.                                       Supplemental Shares.

a.                                      In addition to the Initial Shares, when the Closing Price of the Common Stock first exceeds $10.00 per share following the Effective Date, GEE shall, within five business days after such date, convey to UMG, for no additional consideration payable by UMG, an aggregate of 500,000 shares of Common Stock (the “First Supplemental Shares”), which UMG hereby instructs to be issued to the Share Recipients (in the same proportion that the Initial Shares were issued) .  The First Supplemental Shares shall be evidenced by book-entry notations in the names of the Share Recipients; provided that, in lieu of issuing some or all of the First Supplemental Shares, GEE may, in its sole discretion, choose instead to pay cash to UMG in an amount equal to the greater of (i) $10.00 per share for each share of Common Stock that is not so issued, or (ii) the Closing Price per share on the date on which GEE provides notice to the UMG Representative (as defined below) of its intent to pay cash in lieu of issuing such First Supplemental Shares, to be paid by wire transfer in accordance with the instructions set forth in Section 1.A.i.a. above or pursuant to such other instructions as UMG may provide to the GEE Entities in writing within two business days after GEE provides notice of its intent to pay cash in lieu of issuing such First Supplemental Shares.

b.                                      In addition to the Initial Shares and the First Supplemental Shares, when the Closing Price of the Common Stock first exceeds $12.00 per share following the Effective Date, GEE shall, within five business days after such date issue to the Share Recipients (in the same proportion that the Initial Shares were issued) for no additional consideration an aggregate of 400,000 shares of Common Stock (the “Second Supplemental Shares” and, together with the First Supplemental Shares, the “Supplemental Shares”), evidenced by book-entry notations in the names of the Share Recipients; provided that, in lieu of issuing some or all of the Second Supplemental Shares, GEE may, in its sole discretion, choose instead to pay cash to UMG in an amount equal to the greater of (i) $12.00 per share for each share of Common Stock that is not so issued, or (ii) the Closing Price per share on the date on which GEE provides notice to the UMG Representative of its intent to pay cash in lieu of issuing such First Supplemental Shares, to be paid by wire transfer in accordance with the instructions set forth in Section 1.A.i.a. above or pursuant to such other instructions as UMG may provide to the GEE Entities in writing within two business days after GEE provides notice of its intent to pay cash in lieu of issuing such Second Supplemental Shares.

c.                                       GEE covenants and agrees that for so long as any Supplemental Shares may be issued under the terms of this Agreement, GEE will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Supplemental Shares.  GEE further covenants that all Supplemental Shares issued pursuant to this Agreement will be free from all taxes, liens, and charges in respect of the issue thereof (other than income taxes and taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).  GEE agrees that its entry into this Agreement shall constitute full authority to its officers who are charged with the duty of executing stock certificates to instruct its transfer agent to establish book-entry notations reflecting the issuance of shares of Common Stock representing the Supplemental Shares.

d.                                      For purposes of this Agreement, the per share price and number of shares of Common Stock referenced in Sections 1.A.i. or ii. shall automatically and proportionately be adjusted for any Common Stock Event that occurs prior to the applicable issue date.  In addition, in the event of any dividend or distribution on outstanding Common Stock (other than regular quarterly cash dividends, if any) in the form of shares, cash or other property that is not deemed a Common Stock Event, that occurs prior to the date any Supplemental Shares are issued, GEE shall (simultaneously with the issuance of any such Supplemental Shares) issue and/or deliver to the applicable recipients of the Supplemental Shares, the shares, cash or other property that would have been issued or paid to them had they been the record owner of the Supplemental Shares on the effective date of such dividend or distribution. For purposes of hereof, a “Common Stock Event” shall mean the issue by GEE of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision (or stock split) of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination (or reverse stock split) of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

e.                                       Any book-entry notation or certificate evidencing the Initial Shares or Supplemental Shares and each book-entry notation or certificate established or issued in exchange for or upon the transfer of any such shares shall be designated or stamped or otherwise imprinted with legends in substantially the following form:

“THE SHARES REPRESENTED BY THIS BOOK-ENTRY NOTATION OR CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS.”

f.                                        In connection with the issuance of the Initial Shares and any Supplemental Shares, the Company agrees to instruct its counsel to render such customary legal opinions regarding the issuance and validity of the Initial Shares and the Supplemental Shares as may be required by GEE’s transfer agent in order to effect such issuances.  In addition, upon the registration of the applicable Initial Shares and any Supplemental Shares, GEE shall deliver customary instructions to GEE’s transfer agent and instruct its counsel to render such customary legal opinions regarding the Initial Shares or Supplemental Shares as is required by GEE’s transfer agent to effect the removal of any restrictive legends or stop transfers in connection with a sale of such shares pursuant to an effective registration statement or in accordance with Rule 144 of the Securities Act.

iii.                                    Liquidation Event.                                      Notwithstanding anything to the contrary contained in this Agreement, in the event of a Deemed Liquidation Event (as defined below), the obligation of GEE to issue the Supplemental Shares shall terminate, and in lieu of the issuance of (and in full satisfaction of any obligation of GEE to issue) the Supplemental Shares,

a.                                      if the First Supplemental Shares have not previously been issued and the Deemed Liquidation Event Share Price exceeds $10.00 per share but does not exceed $12.00 per share, then simultaneously with the effective date of such Deemed Liquidation Event, the GEE Entities shall pay to UMG, which UMG hereby directs to be delivered to the Share Recipients (in the same proportion as the Initial Shares were issued) , an aggregate cash payment (by wire transfer according to such instructions as may be provided by the Share Recipients to the GEE Entities) in an aggregate amount equal to the product of (i) 500,000, multiplied by (ii) the Deemed Liquidation Event Share Price (the “First Supplemental Share Payment Amount”), and

b.                                      if the Second Supplemental Shares have not previously been issued and the Deemed Liquidation Event Share Price exceeds $12.00 per share, then simultaneously with the effective date of such Deemed Liquidation Event, the GEE Entities shall pay to the Share Recipients (in the same proportion as the Initial Shares were issued) an aggregate cash payment (by wire transfer according to such instructions as may be provided by the Share Recipients to the GEE Entities) in an aggregate amount equal to the First Supplemental Share Payment Amount plus an amount equal to the product of (i) 400,000, multiplied by (ii) the Deemed Liquidation Event Share Price.

For purposes of this Section 1.A.iii:

“Deemed Liquidation Event” shall mean (a) any consolidation or merger, whether in one transaction or in a series of related transactions with one or more other entities, in which GEE is a constituent corporation or to which GEE is otherwise a party if, as a result of such merger or consolidation, the shares of Common Stock that are outstanding immediately prior to the consummation of such merger or consolidation (other than any such shares of GEE that are held by any “Acquiring Stockholder,” as defined below) do not represent, or are not converted into, securities of the surviving entity of such merger or consolidation (or of a parent entity of such surviving entity if the surviving entity is owned by a parent entity) that, immediately after the consummation of such merger or consolidation, together possess at least a majority of the total voting power of all securities of such surviving entity (or a parent entity of such surviving entity, if applicable) that are outstanding immediately after the consummation of such merger or consolidation, including securities of such surviving entity (or of its parent, if applicable) that are held by any Acquiring Stockholders (any such merger or consolidation transaction described in this clause (a) being hereinafter referred to as a “Combination”); or (b) a sale of all or substantially all of the assets of GEE and its subsidiaries, taken as a whole, or any lease, conveyance or exclusive licensing of all or substantially all of assets of GEE and its subsidiaries, taken as a whole, that has essentially the same practical effect on ability of GEE and its subsidiaries to use or exploit all or substantially all of their assets as would a sale thereof, except for a sale to one or more subsidiaries of GEE.

“Acquiring Stockholder” shall mean, with respect to a Combination, any stockholder of GEE that (i) merges or consolidates with GEE in such Combination or (ii) is an Affiliate of another corporation or entity that merges or consolidates with GEE in such Combination or acquires GEE’s stock in such Combination.

“Affiliate” shall mean, with respect to a specified person, a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the person specified (where, for purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such specified Person, whether by voting power, contract or otherwise).

“Deemed Liquidation Event Share Price” shall mean the price per share ascribed to the Common Stock in the applicable event by the parties thereto or, if no price per share is so specified, the price per share of Common Stock implied by the purchase price paid by the counterparty or counterparties in such event, as determined by GEE in its reasonable discretion.

iv.                                   Registration Rights Agreement.               Simultaneously with the execution and delivery of this Agreement, GEE shall enter into a Registration Rights Agreement for the benefit of the Share Recipients in the form attached hereto as Exhibit B (the “Registration Rights Agreement”).

v.                                      Second Payment.  By no later than March 31, 2017, the GEE Parties shall pay to UMG an aggregate amount of Five Million U.S. Dollars ($5,000,000.00) (“Second Payment”) by wire transfer according to the instructions set forth in Section 1.A.i.a above or such other instructions as may be provided by UMG to the GEE Entities in writing at least two business days prior to the scheduled day of the Second Payment.

vi.                                   No License.  The First Payment, Second Payment and Supplemental Shares (collectively, the “Settlement Payments”) are consideration for the releases and agreements of UMG provided herein, and are not to be construed as a license (retroactive or otherwise) for the use of “UMG Content” (defined as original works of authorship owned or controlled by UMG or its affiliates, and including but not limited to sound recordings, musical compositions, music videos and related artwork, logos, artist name, voice, likeness and similar rights and metadata).  For the avoidance of doubt, the Settlement Payments described herein are in addition to any payments or royalties otherwise due under any license or other agreements that the Parties may, in their discretion, enter into contemporaneously with this Agreement or in the future.

B.                                    Covenant Not To Sue.  With respect to the use of UMG Content for inflight entertainment services from the Effective Date through February 1, 2017, to the extent the GEE Entities use any UMG Content that they have used on or prior to the Effective Date, UMG covenants and agrees not to initiate or pursue any litigation or other proceedings involving or asserting any claim against the GEE Entities, their customers and other vendors authorized by the GEE Entities or their customers, including any claim based upon or alleging copyright or state-law infringement (or related) claims, arising from such uses of UMG Content.  Notwithstanding the foregoing sentence, nothing in this paragraph is meant to abrogate or nullify any rights that the GEE Entities or their customers and vendors have to utilize UMG Content pursuant to a license issued by a rights or collection society in any particular territory.  For the avoidance of doubt, this agreement does not relieve the GEE Entities or their customers and vendors of their present and ongoing obligations, if any, to pay license fees to such rights and collection societies.

C.                                    Good Faith Negotiations.  The Parties shall negotiate in good faith and shall use their best efforts to finalize and execute, within 60 calendar days of the Effective Date for inflight purposes and as soon as possible thereafter for maritime purposes, commercial agreements for UMG licenses for the use by the GEE Entities, their customers and other vendors authorized by the GEE Entities or their customers on a worldwide basis of (i) a substantial portion of UMG’s worldwide catalogues of officially released audio sound recordings, musical compositions, and audio-visual short form video (subject to customary limitations, such as absence of rights, contractual restrictions, artist relations reasons and exclusive arrangements), including corresponding authorized images/artwork and (ii) such additional content as UMG and GEE mutually agree on an exclusive basis within the airline entertainment service provider category, subject to negotiation between the parties, except that this subpart (ii) hereof shall be inapplicable to Universal Music Publishing Group. In addition, the license agreement will provide that UMG will provide GEE with metadata regarding the UMG Content in order for GEE to fulfill is music reporting requirements under its licenses.

D.                                    Dismissal of the Entire Action with Prejudice.  Upon UMG’s receipt of the First Cash Payment, UMG and the GEE Entities shall cause to be filed a Stipulation of Dismissal with prejudice of the Action, in the form attached hereto as Exhibit C, including all claims and counterclaims, each side to bear its own attorneys’ fees and costs.

2.                                      No Admission of Liability.  This Agreement is executed by the Parties hereto for the sole purpose of settling the matters disputed among the Parties, and it is expressly understood and agreed, as a condition hereof, that this Agreement should not constitute nor be construed to be an admission by any of the Parties (i) of the truth or correctness of any claim asserted in the Action or (ii) that the ruling of the District Court on April 20, 2016 was correct or that it was not subject to challenge or appeal.  Each Party acknowledges that the other Party expressly denies that any of them is in any way liable or obligated to the other.

3.                                      Releases.

a.                                      Release of the GEE Released Parties by UMG.  Effective upon the payment of the First Cash Payment, and other than the obligations of the GEE Entities under this Agreement, UMG, on behalf of itself and its parents, subsidiaries and affiliates and each of their respective past, current, and future predecessors, successors, employees, agents, partners, equityholders, attorneys, insurers, representatives, assignees, and assigns (“Related Persons”), hereby fully, finally and forever releases, relinquishes, waives and discharges the GEE Entities (but not including Emerging Markets Communications (“EMC”), or EMC’s Related Persons prior to EMC’s acquisition by GEE) and their respective customers (and their authorized integrators and other vendors) and each of their respective parents, subsidiaries, affiliates and Related Persons (the “GEE Released Parties”), but in the case of such customers, integrators, and vendors only with respect to conduct, acts, or omissions engaged in as part of their business relationship with the

GEE Released Parties, and specifically excluding any conduct, acts or omissions engaged in by such customers, integrators, and vendors unrelated to their business relationship with the GEE Released Parties, from any and all actual, potential, filed, disclosed or undisclosed, asserted or unasserted, matured or unmatured, accrued or unaccrued, direct or indirect, individual or representative, liquidated or unliquidated, legal, equitable, incurred or consequential, due or to become due, determined or determinable, strict, absolute or contingent claims, counterclaims, demands, debts, causes of action, obligations, charges, damages of any type, expenses, liabilities, attorneys’ fees, costs, causes of action, suits, sums of money, accounts, covenants, agreements, contracts, assertions of right, controversies, obligations, assessments, charges, complaints proceedings or promises, of every nature and description whatsoever, whether or not known, suspected or claimed, whether based on foreign or U.S. federal, state or local law, arising out of or in any way related to the alleged infringing use of UMG Content by the GEE Released Parties prior to the Effective Date.

b.                                      Release of the UMG Released Parties by the GEE Entities.  Effective upon the payment of the First Cash Payment, and other than the obligations of UMG under this Agreement, the GEE Entities, on behalf of themselves and their Related Persons, hereby fully, finally and forever release, relinquish, waive and discharge UMG and its parents, subsidiaries and affiliates, (including but not limited to Universal Music Group International Ltd.) and each of their Related Persons (the “UMG Released Parties”) from any and all actual, potential, filed, disclosed or undisclosed, asserted or unasserted, matured or unmatured, accrued or unaccrued, direct or indirect, individual or representative, liquidated or unliquidated, legal, equitable, incurred or consequential, due or to become due, determined or determinable, strict, absolute or contingent claims, counterclaims, demands, debts, causes of action, obligations, charges, damages of any type, expenses, liabilities, attorneys’ fees, costs, causes of action, suits, sums of money, accounts, covenants, agreements, contracts, assertions of right, controversies, obligations, assessments, charges, complaints proceedings or promises, of every nature and description whatsoever, whether or not known, suspected or claimed, whether based on foreign or U.S. federal, state or local law, arising out of or in any way related to the alleged infringing use of UMG Content prior to the Effective Date or which were, or could have been, alleged in the GEE Entities’ counterclaims in the Action.

c.                                       Unknown Claims.  It is the intention of the Parties in executing this Agreement and receiving the consideration called for herein, that the releases given by the Parties shall be effective as a full and final accord and satisfaction and mutual release of all claims, demands or causes of action released herein.  In furtherance of this intention, the Parties acknowledge that they are familiar with and understand California Civil Code section 1542 and that they hereby waive the protection of California Civil Code section 1542, to the extent applicable, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

UMG and the GEE Entities hereby waive and relinquish all rights and benefits that they have or may have under California Civil Code section 1542, or the law of any other state or jurisdiction to the same or similar effect, to the full extent they may lawfully waive all such rights and benefits pertaining to any of the claims, demands or causes of action released herein.  The Parties further acknowledge, understand, and agree that there is a risk and possibility that they may incur or suffer some further loss or damage that is in some way caused by or attributable to the occurrences or events released herein, but which are unknown at the time this Agreement is executed.  The Parties expressly agree, however, that this Agreement and the releases herein shall remain in effect notwithstanding the discovery or existence of any such additional or different claims, facts or damages.

4.                                      Confidentiality; Public Statements.

a.                                      Confidentiality. The Parties agree to keep confidential, and not disclose to any third party, this Agreement and its contents (including, but not limited to, the fact of payment and the amounts to be paid hereunder), except that a Party may disclose this Agreement and its contents (i) to such Party’s counsel, accountants, financial advisors, tax professionals, any federal, state, or local governmental taxing or regulatory authority, and such Party’s management, officers and directors (ii) as required by law or court order, including the rules and regulations of the Commission or any stock exchange or trading system on which the applicable Party’s securities are listed.  Any person identified in the preceding sentence to whom information concerning this Agreement is disclosed is bound by this confidentiality provision and the disclosing party shall be liable for any breaches of confidentiality by persons to whom it has disclosed information about this Agreement in accordance with this paragraph. Nothing contained in this paragraph shall prevent any Party from stating that the Parties have “amicably resolved all differences,” provided, however, that in so doing, the Parties shall not disclose the fact or amount of any payments made or to be made hereunder and shall not disclose any other terms of this Agreement or the settlement described herein. If any subpoena, order or discovery request (the “Document Request”) is received by any of the Parties hereto calling for the production of the Agreement, such Party shall promptly notify the other Party hereto prior to any disclosure of same. In such case, the subpoenaed Party shall: (a) make available as soon as practicable (and in any event prior to disclosure), for inspection and copying, a copy of the Agreement it intends to produce pursuant to the Document Request unless such disclosure is otherwise prohibited by law; and (b) and, to the extent possible and permitted by law, shall not produce anything in response to the Document Request for at least ten (10) business days following such notice, during which time the Parties will try to reach agreement on what shall be produced, and/or the non-subpoenaed Party may take steps to intervene in the action in which the subpoena is issued in order to object to production of the Agreement. This paragraph is a material part of this Agreement.

b.                                      Public Statements.  The Parties agree that any public statements made by any of the Parties about the Action or this Agreement shall be mutually approved by all of the Parties, except for disclosures that are required to be made in filings with the Commission, as to which the UMG Parties shall be provided a copy at least two business days in advance of each such filing and provided a reasonable opportunity to correct any material misstatements or omissions in such proposed filing.

5.                                      Representations and Warranties.

a.                                      Each Party represents and warrants to the other that neither it, nor any of its agents, representatives, or attorneys or any other person or entity, in order to induce any other Party to enter into this Agreement, have made any promise, assurance, representation, inducement or warranty whatsoever, whether express or implied or statutory, which is not specifically set forth in writing in this Agreement, and further acknowledge that this Agreement has not been entered into in reliance upon any promise, assurance, representation, inducement or warranty not expressly set forth in writing in this Agreement.

b.                                      Each Party represents and warrants to the other that it has read and understands this Agreement, and that this Agreement is executed voluntarily and without duress or undue influence on the part of or on behalf of the other Party hereto.  The Parties hereby acknowledge that they have been represented or have had the opportunity to be represented in the negotiations and preparation of this Agreement by counsel of their own choice and that they are fully aware of the contents of this Agreement and of the legal effect of each and every provision herein.

6.                                      Additional Representations and Warranties of the GEE Entities.  As a material inducement to UMG entering into this Agreement, each of the GEE Entities, jointly and severally, make the following representations and warranties to UMG as of the Effective Date and as of the Issuance Date:

a.                                      Each of the GEE Entities is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  None of the GEE Entities is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the GEE Entities is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the Registration Rights (each a “Transaction Document” and, collectively, the “Transaction Documents”), (ii) a material adverse effect on the results of operations, assets, business or financial condition of the GEE Entities, taken as a whole, or (iii) a material adverse effect on any GEE Entities’ ability to enter into or perform in any material respect its obligations under any Transaction Document, including, without limitation, the ability of GEE to issue the Shares or the Supplemental Shares and to timely file and have declared effective the registration statement contemplated by the Registration Rights Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”).  None of the GEE Entities is a party to any legal or regulatory proceeding and, to the knowledge of the GEE Entities, no such proceeding has been instituted in any such jurisdiction which, in either case, revokes, limits or curtails or seeks to revoke, limit or curtail, such power and authority or qualification.

b.                                      Each GEE Entity has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by each of the GEE Entities and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the GEE Entities and no further action is required by any of the GEE Entities or their respective stockholders in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the GEE Entities and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the GEE Entities enforceable against each of them in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

c.                                       The execution, delivery and performance of the Transaction Documents by the GEE Entities, the issuance and sale of the Initial Shares, the Supplemental Shares (if and when issued) and the consummation by the GEE Entities of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the certificate or articles of incorporation, bylaws or other organizational or charter documents of either of the GEE Entities, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under any agreement, credit facility, debt or other instrument  or other understanding to which any of the GEE Entities is a party or by which any property or asset of any of the GEE Entities is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which any of the GEE Entities is subject (including federal and state securities laws and regulations), or by which any property or asset of the GEE Entities is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have a Material Adverse Effect.

d.                                      Assuming the accuracy of the representations and warranties of UMG made in this Agreement, each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the GEE Entities of the Transaction Documents and the consummation of the transactions therein contemplated has been obtained or made and is in full force and effect, except for filing pursuant to Regulation D of the Securities Act and applicable state securities laws and any filings with Nasdaq.

e.                                       The Initial Shares and Supplemental Shares have been duly authorized and when issued as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive or similar rights of stockholders exist with respect to any of the Initial Shares or the Supplemental Shares or the issue and sale thereof.  GEE has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement.

f.                                        The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and GEE has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has GEE received any notification that the Commission is contemplating terminating such registration.  GEE has not, in the 12 months preceding the date hereof, received notice from Nasdaq or any other trading market on which the Common Stock is or has been listed or quoted to the effect that GEE is not in compliance with the listing or maintenance requirements of such market.

g.                                       GEE is eligible to register the resale of its Common Stock by the Share Recipients under Form S-3 promulgated under the Securities Act.

h.                                      GEE has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the year preceding the date hereof (or such shorter period as GEE was required by law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or within the time periods provided for under Rule 12b-25 of the Exchange Act.  As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities Exchange Commission (the “Commission”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of GEE included in the SEC Reports, when filed, complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements were prepared, when filed, in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly  presented, when filed, in all material respects the financial position of GEE and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

i.                                          To the knowledge of GEE, there is not pending any investigation by the Commission into GEE.  GEE has not received any stop order or other order suspending the effectiveness of any registration statement filed by GEE under the Exchange Act or the Securities Act and, to GEE’s knowledge, the Commission has not issued any such order.

7.                                      Additional Representations and Warranties of the UMG Parties and the Share Recipients.  As a material inducement to the GEE Entities entering into this Agreement, the UMG Parties make the following representations and warranties to the GEE Entities, as of the Effective Date:

a.                                      Each UMG Party has the requisite power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by the UMG Parties and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the UMG Parties and their respective stockholders and no further action is required by the UMG Parties in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by each UMG Party and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of each UMG Party enforceable against it in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

b.                                      The execution, delivery and performance of the Transaction Documents by the UMG Parties and the consummation by the UMG Parties of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the certificate or articles of incorporation, bylaws or other organizational or charter documents of either of the UMG Parties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument  or other understanding to which any of the UMG Parties is a party or by which any property or asset of any of the UMG Parties is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which any of the UMG Parties is subject (including federal and state securities laws and regulations), or by which any property or asset of the UMG Parties is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

c.                                       Each of the UMG Parties is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act. Each of the UMG Parties has such knowledge, skill and experience in business, financial and investment matters that it is capable of evaluating the merits and risks of an investment in GEE. With the assistance of such party’s own professional advisors, to the extent they have deemed appropriate, each of the UMG Parties has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in GEE. Each of the UMG Parties has considered the suitability of an investment in GEE in light of its own circumstances and financial condition and is able to bear the risks associated with an investment in GEE.

d.                                      An investment in GEE Common Stock involves certain significant risks. Each of the UMG Parties is financially capable of bearing the risk of such investment for an indefinite period of time. The UMG Parties’ overall commitment to investments which are not readily marketable is not disproportionate to their net worth and the investment in GEE will not cause such overall commitment to become excessive.

e.                                       The Initial Shares and Supplemental Shares have not been registered under the Securities Act, or any state securities act, and are being issued on the basis of exemptions from registration under the Securities Act and applicable state securities acts. Reliance on such exemptions, where applicable, is predicated in part on the accuracy of the UMG’s representations and warranties set forth herein. The UMG Parties acknowledge and hereby agree that such shares will not be transferable under any circumstances unless registered in accordance with federal and state securities laws or an available exemption under such laws.

f.                                        The UMG Parties have conducted their own independent investigation, review and analysis regarding an investment in GEE Common Stock, GEE and the business and financial condition of GEE and have been given the opportunity to (i) ask questions of and receive answers from GEE and its designated representatives concerning GEE and the business and financial condition of GEE and (ii) obtain any additional information that GEE possesses or can acquire without unreasonable effort or expense that is necessary to assist the UMG Parties in evaluating the advisability of an investment in GEE. Except for the representations and warranties expressly set forth in Sections 5 and 6 hereof, the UMG Parties are not relying on any oral or written representation or warranty of any kind or nature, express or implied, concerning GEE or its operations, financial condition or prospects. Each of the UMG Parties confirms that GEE has not (i) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in GEE or (ii) made any representation to any UMG Party regarding the legality of an investment in GEE under applicable legal investment or similar laws or regulations.

g.             Each of the UMG  Parties (i) acknowledges that the GEE Entities possess or have access to material non-public information concerning the GEE Entities which has, at the express demand of UMG, not been communicated to the UMG Parties, even though that information may adversely affect GEE’s stock price, and which information GEE has offered to provide to the UMG Parties; (ii) hereby waives, on behalf of itself and each transferee of Initial Shares or Supplemental Shares, any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against each of the GEE Entities or any of their officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any such non-public information in connection with the transactions contemplated by this Agreement, including, without limitation, any claims arising under Rule 10b-5 promulgated under the Exchange Act; provided that the information to which any such claim relates was not required to be disclosed in GEE’s SEC Reports and provided further that nothing in this Section 7.f. shall be deemed to be a waiver of any claim that any of the UMG Parties or its transferees has or would have had if the UMG Parties purchased the Initial Shares or Supplemental Shares from a third party in the open market rather than directly from GEE; and (iii) is aware that the GEE Entities are relying on the truth of the representations set forth in Sections 5 and 6 of this Agreement and the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.  Each of the UMG Parties understands, based on its experience, the disadvantage to which the UMG Parties are subject due to the disparity of information between the GEE Entities and the UMG Parties and, notwithstanding such disparity, the UMG Parties have deemed it appropriate to decline to receive such information from the GEE Entities and to enter into this Agreement and to consummate the transactions contemplated hereby.

h.             Each of the UMG Parties understands that no federal, state or other governmental authority has made any recommendation, findings or determination relating to the merits of an investment in GEE.

i.              The UMG Parties are investing in GEE for their own account for investment purposes, not as nominees or agents for other persons or entities and not with a view to, or for offer or sale in connection with, any distribution thereof. The UMG Parties do not have a present intention to sell any of the Initial Shares or Supplemental Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of such shares to or through any person or entity.

8.             Share Recipient Certificate. Concurrently with the execution of this Agreement, UMG shall cause each Share Recipient that is not a UMG Party to deliver to GEE a certificate substantially in the form attached as Exhibit D certifying its status as an “accredited investor” under the Securities Act and the other matters specified therein, it being understood that GEE shall not be obligated to issue any shares of Common Stock to any such Share Recipient until it has received from such Share Recipient a signed Share Recipient Certificate.

9.             Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement except for (i) the GEE Entities’ customers and other vendors authorized by the GEE Entities or their customers solely with respect to Section 1.B. hereof and (ii) the GEE Released Parties and the UMG Released Parties solely with respect to Section 3 hereof. For the avoidance of doubt, no Share Recipient that is not a Party is intended to have, or shall have, any rights whatsoever hereunder, and the receipt by them of any securities or cash pursuant hereto is solely for the convenience of, and at the direction of, UMG.

10.          Binding Nature.  The Parties agree that this Agreement and all of its terms shall be binding upon their respective heirs, legal successors, trustees, assigns, and licensees.

11.          Enforcement of Agreement.  If any Party to this Agreement initiates any legal proceeding (including but not limited to a proceeding under Section 16) to resolve a dispute or to enforce its rights hereunder, the prevailing party shall be entitled to recover the full amount of all reasonable costs and expenses incurred in connection with such action or motion, including all reasonable costs or expenses not otherwise recoverable under the Code of Civil Procedure and all reasonable attorneys’ fees.

12.          Costs of Action.  Subject to Section 11, the Parties agree that each side will bear its own costs and fees incurred relating to or arising out of the Action or this Agreement.

13.          UMG Representative. Each UMG Party shall be deemed to have irrevocably appointed UMG Recordings, Inc. (the “UMG Representative”) as the sole and exclusive agent and attorney-in-fact of each UMG Party for the purposes of acting in the name and stead of such UMG Party, to be the sole person to give and receive notices and communications on behalf of the UMG Parties in connection with this Agreement, to be the sole person to take all actions on behalf of the UMG Parties pursuant to this Agreement, and to be the sole person take all actions and incur all expenses necessary or appropriate in the judgment of the UMG Parties for the accomplishment of the foregoing. More specifically, the UMG Representative shall have the sole (and only) authority to make all decisions and determinations and to take all actions (including, without limitation, giving consents, compromising claims, granting waivers or agreeing to any amendments to this Agreement or any related document or agreement entered into in connection herewith or to the termination hereof or thereof) required or permitted hereunder on behalf of each UMG Party, and any such action, decision or determination so made or taken shall be deemed the action, decision or determination of each UMG Party, and any notice, communication, document, certificate or information required (other than any notice required by law) to be given to any such UMG Party hereunder shall be deemed so given if given to UMG Representative. The UMG Parties and Share Recipients shall have no authority to enforce any provisions of this Agreement or any other agreement or instrument entered into in connection herewith other than through the UMG Representative, to whom they have irrevocably appointed a power of attorney hereunder.  UMG Representative shall be authorized and have the exclusive right to take all actions on behalf of UMG, including, without limitation, to enforce any provision hereof, to defend or settle claims, and to make payments and incur expenses in respect of any claims made by or against UMG, as applicable, on behalf of UMG, as applicable. A decision, act, consent or instruction of the UMG Representative shall constitute a decision of all UMG Parties and shall be final, binding and conclusive upon all UMG Parties, even without notice to the UMG Parties. The UMG Representative shall not make any decision or agreement, take any action, or give any consent or instruction under this Agreement on behalf of one UMG Party without such decision, agreement, action, consent or instruction being applicable to all UMG Parties uniformly. GEE and its affiliates are hereby entitled to rely on all statements, representations and decisions of the UMG Representative as applying to all UMG Parties and shall have no liability to UMG or the UMG Representative in connection with any actions taken or not taken in reliance on such statements, representations and decisions of the UMG Representative.

14.          Further Assurances.  The Parties shall each execute any and all other documents and take any and all further steps which may be necessary or appropriate to further implement the terms of this Agreement.

15.          Construction of Agreement.  This Agreement shall be construed as a whole in accordance with its fair meaning and with the laws of the State of California.  The language of this Agreement shall not be construed for or against any particular Party.  No Party, nor any of the Parties’ respective attorneys, shall be deemed the drafter of this Agreement for purposes of interpreting any provision hereof in any judicial or other proceeding that may arise between or among them.

16.          Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Los Angeles, California before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. Judgment on any award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

17.          Sole Agreement.  This Agreement represents the sole and entire agreement between the Parties with respect to the subject matters covered hereby and supersedes all prior agreements, negotiations, and discussions between the Parties hereto and/or their respective counsel with respect to the subject matters covered hereby.

18.          Headings.  Titles and captions contained in this Agreement are asserted only as a matter of convenience and are for reference purposes only.  Such titles and captions are intended in no way to define, limit, expand, or describe the scope of this Agreement or the intent of any other provision hereof.

19.          Notices.  All notices given pursuant to this Agreement shall be delivered by (a) certified or registered mail with postage prepaid, return receipt requested, or (b) by overnight commercial courier, to the Parties at the following addresses:

If to the UMG Representative (on behalf of all UMG Parties and Share Recipients):

Senior Vice President, Business and Legal Affairs

UMG Recordings, Inc.

2220 Colorado Avenue

Santa Monica, California 90404

With a copy to:

Jeffrey D. Goldman, Esq.

Jeffer Mangels Butler & Mitchell LLP

1900 Avenue of the Stars, 7th Floor

Los Angeles, California 90067

If to the GEE Entities:

Stephen Ballas, Esq., General Counsel

Global Eagle Entertainment Inc.

4553 Glencoe Avenue

Los Angeles, California 90292

With a copy to:

Joel L. Rubinstein, Esq.

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166

20.          Modification to or Waiver of Agreement.  Any amendment to this Agreement, or waiver of any provision hereof, must be in a writing signed by duly authorized representatives of the Party against which enforcement of the modification or waiver is sought, and stating the intent of said Party to amend this Agreement, or waive the particular item(s) at issue. The UMG Representative shall be the only person entitled to take action on behalf of the UMG Parties, as set forth in Section 13 above.

21.          Severability.  Should any part, term, or provision of this Agreement be declared or determined by any court or other tribunal of appropriate jurisdiction to be invalid or unenforceable, any such invalid or unenforceable part, term or provision shall be deemed stricken and severed from this Agreement only to the extent necessary to make such part, term or provision lawful and enforceable and any and all of the other terms of the Agreement shall remain in full force and effect to the fullest extent permitted by law.

22.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be an original but all of which, together, shall be deemed to constitute a single document.  Facsimile and electronically scanned signatures shall be deemed to constitute original signatures.  Photographic, emailed, and fax copies of such signed counterparts may be used in lieu of the originals of this Agreement for any purpose.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates set forth below:

DATED: August 9, 2016	UMG Recordings, Inc. , for itself as a Party and in its capacity as the UMG Representative

	/s/ Michael Seltzer		(Signature)
	Michael Seltzer		(Print Name)
	Its:	Senior Vice President, Business & Legal Affairs	(Title)

DATED: August 9, 2016	Capitol Records, LLC

	/s/ Michael Seltzer		(Signature)
	Michael Seltzer		(Print Name)
	Its:	Senior Vice President, Business & Legal Affairs	(Title)

DATED: August 9, 2016	Universal Music Corp.

	/s/ Michael Seltzer		(Signature)
	Michael Seltzer		(Print Name)
	Its:	Senior Vice President, Business & Legal Affairs	(Title)

DATED: August 9, 2016	Songs of Universal, Inc.

	/s/ Michael Seltzer		(Signature)
	Michael Seltzer		(Print Name)
	Its:	Senior Vice President, Business & Legal Affairs	(Title)

DATED: August 9, 2016	Universal-Polygram International Publishing, Inc.

	/s/ Michael Seltzer		(Signature)
	Michael Seltzer		(Print Name)
	Its:	Senior Vice President, Business & Legal Affairs	(Title)

DATED: August 9, 2016	Universal-Polygram International Tunes, Inc.

	/s/ Michael Seltzer		(Signature)
	Michael Seltzer		(Print Name)
	Its:	Senior Vice President, Business & Legal Affairs	(Title)

[Signature Page to Settlement Agreement]

DATED: August 9, 2016	Universal Music – MGB NA, LLC

	/s/ Michael Seltzer		(Signature)
	Michael Seltzer		(Print Name)
	Its:	Senior Vice President, Business & Legal Affairs	(Title)

DATED: August 9, 2016	Universal Music – Z Tunes, LLC

	/s/ Michael Seltzer		(Signature)
	Michael Seltzer		(Print Name)
	Its:	Senior Vice President, Business & Legal Affairs	(Title)

DATED: August 9, 2016	Rondor Music International, Inc.

	/s/ Michael Seltzer		(Signature)
	Michael Seltzer		(Print Name)
	Its:	Senior Vice President, Business & Legal Affairs	(Title)

DATED: August 9, 2016	Universal Musica, Inc.

	/s/ Michael Seltzer		(Signature)
	Michael Seltzer		(Print Name)
	Its:	Senior Vice President, Business & Legal Affairs	(Title)

DATED: August , 2016	Global Eagle Entertainment Inc.

	/s/ Stephen Ballas		(Signature)
	Stephen Ballas		(Print Name)
	Its:	General Counsel	(Title)

DATED: August , 2016	Inflight Productions USA Inc.

	/s/ Stephen Ballas		(Signature)
	Stephen Ballas		(Print Name)
	Its:	General Counsel Global Eagle Entertainment Inc.	(Title)

DATED: August , 2016	Inflight Productions Ltd.

	/s/ Stephen Ballas		(Signature)
	Stephen Ballas		(Print Name)
	Its:	General Counsel, Global Eagle Entertainment Inc.	(Title)

[Signature Page to Settlement Agreement]

Approved As To Form:

DATED: August 9, 2016	Jeffer Mangels Butler & Mitchell LLP

/s/ Jeffrey D. Goldman, Esq.
Jeffrey D. Goldman, Esq.
Counsel for UMG

DATED: August 8, 2016	Sheppard, Mullin, Richter & Hampton LLP

/s/ Martin D. Katz, Esq.
Martin D. Katz, Esq.
Counsel for the GEE Entities

[Signature Page to Settlement Agreement]

Exhibit A

Share Recipient	Number of Initial Shares	Notice Address

UMG Recordings, Inc., a Delaware corporation Tax Identification No.: 13-2613071	1,197,280

Senior Vice President, Business and Legal Affairs

UMG Recordings, Inc.

2220 Colorado Avenue

Santa Monica, California 90404

With a copy to:

Jeffrey D. Goldman, Esq.

Jeffer Mangels Butler & Mitchell LLP

1900 Avenue of the Stars, 7th Floor, Los Angeles, CA 90067

Jeffer Mangels Butler & Mitchell LLP Tax Identification No.: 95-3669194	163,265	Jeffrey D. Goldman, Esq. Jeffer Mangels Butler & Mitchell LLP 1900 Avenue of the Stars, 7th Floor, Los Angeles, CA 90067

Exhibit B

Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of August 9, 2016, by and among Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), and the stockholders of the Company signatory hereto (the “Stockholders”).

This Agreement is made pursuant to that certain Settlement Agreement (the “Settlement Agreement”), dated as of August 9, 2016, by and among UMG Recordings, Inc., Capitol Records, LLC, Universal Music Corp., Songs of Universal, Inc., Universal — Polygram International Publishing, Inc., Universal — Polygram International Tunes, Inc., Universal Music — MGB NA LLC, Universal Music — Z Tunes LLC, Rondor Music International, Inc., and Universal Musica, Inc. (each a “UMG Party” and collectively “UMG” or the “UMG Parties”), on the one part, and the Company, Inflight Productions USA Inc. and Inflight Productions Ltd., on the other.  The Stockholders are the “Share Recipients” as such term is defined in the Settlement Agreement.

The Company and the Stockholder hereby agree as follows:

1.                                      Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the Company’s common stock, $0.0001 par value per share.

“Effectiveness Period” shall mean the Initial S-3 Effectiveness Period or the Supplemental S-3 Effectiveness Period, as applicable.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Filing Date” means, with respect to the Registration Statement required to be filed hereunder covering the Initial Shares, the date on which the Company files the resale registration statement registering the resale of Common Stock issuable to the sellers of Emerging Markets Communications, LLC (“EMC”) pursuant to the Interest Purchase Agreement, dated May 9, 2016, between the Company and EMC Acquisition Holdings, LLC (the “EMC Registration Statement”), but in no event later than September 1, 2016; provided, however, that if, for any reason, no EMC Registration Statement is timely filed, the Company shall file the Registration Statement covering the Initial Shares no later than September 1, 2016.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Initial S-3 Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Initial Shares” shall mean an aggregate of 1,360,544 shares of Common Stock issued pursuant to the Settlement Agreement, subject to adjustment in accordance with Section 1.A.i.d. of the Settlement Agreement.

“Losses” shall have the meaning set forth in Section 5(a).

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 415 promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means (i) the Initial Shares, (ii) the Supplemental Shares (if and when issued), and (iii) any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, that, Initial Shares and Supplemental Shares, as applicable, shall cease to be Registrable Securities on the earlier of (x) the date on which such securities are sold, transferred or otherwise disposed of pursuant to an effective registration statement and (y) the date on which such securities may be sold without regard to any volume limitations under Rule 144.

“Registration Expenses” means all expenses and fees incurred by the Company in complying with its obligations under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company (and not the Holders or the UMG Representative), state “blue sky” fees and expenses, and accountants’ expenses but excluding any discounts, commissions or other fees of any broker, dealer or underwriter incurred in connection with a sale of Registrable Securities and any taxes applicable to the Holders with respect to any transfer or sale of Registrable Securities.

“Registration Statement” means a registration statement required to be filed hereunder covering the Initial Shares or Supplemental Shares, as applicable, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

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“Rule 144” means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Supplemental S-3 Effectiveness Period” shall have the meaning set forth in Section 2(b).

“Supplemental Shares” shall be any shares of Common Stock issued to the Holders upon the satisfaction of certain stock price targets pursuant to the Settlement Agreement.

“Trading Day” means any day on which Nasdaq, national securities exchange or such other securities market or quotation system, which at the time constitutes the principal securities market for the Common Stock, is open for general trading of securities.

“UMG Representative” has the meaning set forth in Section 8(e).

2.                                      Registration.

(a)               On or prior to the Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of the Initial Shares for an offering to be made on a continuous basis pursuant to Rule 415.  The Registration Statement required hereunder shall be on Form S-3 (except if the Company is not then eligible to register the Initial Shares for resale on Form S-3, in which case the Registration shall be on another appropriate form in accordance herewith).  Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof and to keep the Registration Statement continuously effective under the Securities Act until the date on which the Initial Shares cease to be Registrable Securities (the “Initial S-3 Effectiveness Period”).  The Company shall notify the UMG Representative of the effectiveness of the Registration Statement promptly after the Company receives notice thereof.

(b)               Within 20 days following the issuance of any Supplemental Shares that constitute Registrable Securities, the Company shall prepare and file with the Commission a

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Registration Statement covering the resale of such Supplemental Shares for an offering to be made on a continuous basis pursuant to Rule 415.  The Registration Statement required hereunder shall be on Form S-3 (except if the Company is not then eligible to register such Supplemental Shares for resale on Form S-3, in which case the Registration shall be on another appropriate form in accordance herewith).  Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof and to keep such Registration Statement continuously effective under the Securities Act until the date on which the Supplemental Shares covered thereby cease to be Registrable Securities (“Supplemental S-3 Effectiveness Period”).  The Company shall notify the UMG Representative of the effectiveness of the Registration Statement promptly after the Company receives notice thereof.

(c)                Notwithstanding anything in this Agreement to the contrary, if the Company furnishes to the UMG Representative a certificate (the “Suspension Notice”) signed by an executive officer of the Company stating that in the good faith judgment of the Company’s Board of Directors (the “Board”), effecting a registration (whether by the filing of a Registration Statement or by taking any other action) or the offering or disposition of Registrable Securities thereunder should be postponed or suspended because such registration, offering or disposal would (i) materially impede, delay or interfere with a pending material acquisition, corporate reorganization or other similar transaction involving the Company; (ii) require premature disclosure of material non-public information that the Company has a bona fide business purpose for preserving as confidential; (iii) occur during a scheduled “blackout” period under the Company’s insider trading policy; or (iv) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then by delivery of the Suspension Notice to the UMG Representative, the Company may so postpone effecting a registration or require the Holders to refrain from offering or disposing of Registrable Securities for the shortest period of time determined in good faith by the Board to be necessary for such purpose (the “Suspension Period”); provided, however, that (1) except with respect to suspensions under clause (iii), the Company may not invoke this right more than once in any twelve (12) month period for a maximum of forty-five (45) days; (2) the Company shall not register any securities for its own account or that of any other shareholder or permit sales by any Company shareholder under an effective registration statement during the Suspension Period, and (3) notwithstanding anything to the contrary contained in this Section 2(c), the Company shall file the Registration Statement on or prior to the Filing Date.

(d)               At least 2 Trading Days prior to the proposed filing of a Registration Statement with the Commission, the Company shall provide a copy of such Registration Statement to the UMG Representative for review and comment.

(e)                The Holders will not be entitled to effect an underwritten public offering of Registrable Securities pursuant to any Registration Statement.

3.                                      Registration Procedures

(a)               It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Holders that the Holders (through the

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UMG Representative) promptly provide such information as the Company may reasonably request in connection with the preparation of a Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act and in connection with the Company’s obligation to comply with federal and applicable state securities laws.

(b)               Subject to Section 2(c), the Company shall (i) prepare and file with the Commission such amendments, including post-effective amendments, to any Registration Statement and the Prospectus used in connection therewith as may be reasonably necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for the applicable Effectiveness Period; (ii) cause each related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably practicable to any comments received from the Commission with respect to any Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by any Registration Statement for the applicable Effectiveness Period.

(c)                The Company shall notify the UMG Representative as promptly as reasonably practicable and (if requested) confirm such notice in writing promptly (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of a Registration Statement and whenever the Commission comments in writing on a Registration Statement (the Company shall upon request provide true and complete copies thereof and all written responses thereto to the UMG Representative that pertains to a Holder as a Selling Stockholder or to the Plan of Distribution, but not information which the Company believes would constitute material and non-public information); and (C) with respect to a Registration Statement or any post-effective amendment thereto, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority during the period of effectiveness of any Registration Statement for amendments or supplements to such Registration Statement or Prospectus for additional information to be included in such Registration Statement or Prospectus; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

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(d)               The Company shall use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as reasonably practicable.

(e)                The Company shall upon request furnish to the UMG Representative, for delivery to the Holders, without charge, at least one copy of each Registration Statement and each amendment thereto promptly after the filing of such documents with the Commission.

(f)                 The Company shall promptly deliver to the UMG Representative, for delivery to the Holders, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as the UMG Representative (on behalf of the Holders) may reasonably request in connection with resales by the Holders of Registrable Securities.  Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Sections 2(c) or 3(c).

(g)                The Company shall, prior to any resale of Registrable Securities by the Holders, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of its intended plan of distribution) may reasonably request and (ii) take such action reasonably necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or (ii) subject itself to general service of process or taxation in any such jurisdiction.

(h)               If requested by the UMG Representative, cooperate with the Holders to facilitate the delivery by book-entry of Registrable Securities to be delivered to a transferee pursuant to a Registration Statement.

(i)                   Subject to Section 2(c), upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement(s) or a supplement to the related Prospectus(es) or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement(s) nor such Prospectus(es) will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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4.                                      Registration Expenses.  All Registration Expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement.

5.                                      Indemnification

(a)               Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Holders, the officers, directors, agents and employees of the Holders, each Person who controls the Holders (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading; provided, that, the Company shall not be liable in any such case (i) to the extent that any such Loss (A) is based on information regarding the Holder furnished in writing to the Company by the Holder expressly for use therein, (B) is related to a sale by the Holder that was made in violation of the covenants and agreements contained in Section 8(c) of this Agreement, (C) is in respect of amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned) or (ii) in which the person asserting such Loss (or action or proceeding in respect thereof) who purchased the Registrable Securities that are the subject thereof did not receive a copy of the Prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Securities to such person because of the failure of the Holder to so provide such Prospectus (as amended or supplemented) and the untrue statement or omission of a material fact made in such Prospectus was corrected in the final Prospectus (as amended or supplemented).  The Company shall notify the UMG Representative promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b)               Indemnification by Holders. The Holders shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or relating to: any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in a Registration Statement (or any amendment thereto) or any preliminary prospectus or the

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Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information about the Holders furnished to the Company by or on behalf of the Holders expressly for use in such Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

(c)                Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of one counsel to represent all Indemnified Parties and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ one separate counsel who shall represent all Indemnified Parties in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by outside counsel that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party; provided, however, that in the event the Holders are party to such Proceeding, the Company shall only be required to pay the expenses of one law firm serving as counsel to the Holders).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(d)               Contribution.  If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue

8

statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding anything to the contrary contained in this Section 5, in no event shall the liability of the Holders hereunder be greater in amount than the dollar amount of the net proceeds received by the Holders upon the sale of the Registrable Securities giving rise to such indemnification obligation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.                                      Corrections.  The Holders agree that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Holders will forthwith discontinue offers and sales of Registrable Securities pursuant to the Registration Statement contemplated herein until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, the Holders shall either deliver to the Company all copies, other than permanent file copies then in the Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice, or shall destroy all such copies and certify such destruction to the Company.

7.                                      Termination.

(a)               The Company’s obligations and the Holders’ rights under this Agreement shall terminate (i) with respect to the Initial Shares, on the date on which all Initial Shares cease to constitute Registrable Securities, and (ii) with respect to any Supplemental Shares, on the date on which such Supplemental Shares cease to constitute Registrable Securities, except that Sections 4, 5, 8(a) and (e) through (o) of this Agreement shall survive any such termination.

(b)               Notwithstanding anything to the contrary herein, this Agreement shall terminate upon the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation) other than a transaction or series of transactions in which (i) the Company is the surviving entity and does not become a wholly-

9

owned subsidiary of the acquirer, or (ii) the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions.

8.                                      Miscellaneous.

(a)               Remedies.  In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, the Holders or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Company and the Holders agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)               Compliance.  The Holders covenant and agree that they will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to any Registration Statement.

(c)                Discontinued Disposition.  The Holders agree by their acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 2(c) or Section 3(c), the Holders will immediately discontinue offers and dispositions of such Registrable Securities under any and all Registration Statements until the Holders’ receipt of the copies of the supplemented Prospectus(es) and/or amended Registration Statement(s) or until it is advised in writing by the Company that the use of the applicable Prospectus(es) may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus(es) or Registration Statement(s).  Subject to Section 2(c), the Company will use its commercially reasonable efforts to ensure that the use of the Prospectus(es) may be resumed as promptly as practicable.  The Holders agree to treat as confidential and not disclose the substance and existence of any Suspension Notice provided by the Company under Section 2(c) or any notice provided under Sections 3(c)(ii)-(v) until the applicable Registration Statement(s) and Prospectus(es) are filed to include the requisite information or the Company otherwise publicly discloses such information. The Holders acknowledge their obligations under applicable securities laws with respect to the treatment of material non-public information relating to the Company.

(d)               Piggy-Back Registrations.  If at any time before the expiration of the applicable Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8

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(each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to the UMG Representative a written notice of such determination and, if within fifteen days after the date of such notice, any the UMG Representative shall so request in writing, the Company shall include in such registration statement all or any part of the Registrable Securities the UMG Representative requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights.

(e)                UMG Representative. Each Holder shall be deemed to have irrevocably appointed UMG Recordings, Inc. (the “UMG Representative”) as the sole and exclusive agent and attorney-in-fact of such Holder for the purposes of acting in the name and stead of such Holder, to be the sole person to give and receive notices and communications on behalf of such Holder in connection with this Agreement, to be the sole person to take all actions on behalf of the Holders pursuant to this Agreement, and to be the sole person to take all actions and incur all expenses necessary or appropriate in the judgment of the Holders for the accomplishment of the foregoing. More specifically, the UMG Representative shall have the sole (and only) authority to make all decisions and determinations and to take all actions (including giving consents or agreeing to any amendments or waivers to this Agreement or to the termination hereof or thereof) required or permitted hereunder on behalf of each Holder, and any such action, decision or determination so made or taken shall be deemed the action, decision or determination of each Holder, and any notice, communication, document, certificate or information required (other than any notice required by law) to be given to any such Holder hereunder shall be deemed so given if given to the UMG Representative. The Holders shall have no authority to enforce any provisions of this Agreement or any other agreement or instrument entered into in connection herewith other than through the UMG Representative, to whom they have irrevocably appointed a power of attorney hereunder.  UMG Representative shall be authorized and have the exclusive right to take all actions on behalf of the Holders, including, without limitation, to enforce any provision hereof, to defend or settle claims, and to make payments and incur expenses in respect of any claims made by or against the Holders, as applicable, on behalf of the Holders, as applicable. A decision, act, consent or instruction of the UMG Representative shall constitute a decision of all Holders and shall be final, binding and conclusive upon all Holders. The UMG Representative shall not make any decision or agreement, take any action, or give any consent or instruction under this Agreement on behalf of one Holder without such decision, agreement, action, consent or instruction being applicable to all Holders uniformly. The Company and its affiliates are hereby entitled to rely on all statements, representations and decisions of the UMG Representative as applying to all Holders and shall have no liability to any Holder or the UMG Representative in connection with any actions taken or not taken in reliance on such statements, representations and decisions of the UMG Representative.

(f)                 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the UMG Representative.

(g)                Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered (a) if to the UMG

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Representative or any Holder, to the UMG Representative at UMG Recordings, Inc., 2220 Colorado Avenue, Santa Monica, California 90404, Attention: Senior Vice President, Business and Legal Affairs, (b) if to the Company, to Global Eagle Entertainment Inc., 4553 Glencoe Avenue, Los Angeles, California 90292, Attention: Stephen Ballas, Esq., General Counsel.

(h)               Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. In the event of a sale of all or substantially all of the assets of the Company to any other corporation(s) or entity(ies), or in the event of a bona fide consolidation or merger of the Company with or into any other corporation(s) or entity(ies), the Company may assign its rights and obligations hereunder to said corporation(s) or entity(ies). This provision does not limit the Holders’ right to transfer the Registrable Securities. Any assignment of a Holder’s rights hereunder shall be void unless such assignment is agreed to in writing by the Company.

(i)                   Execution and Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j)                  Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of Delaware, without regard to principles of conflicts of law.

(k)               Exclusive Jurisdiction. Any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of Delaware in each case located in the City of Wilmington and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(l)                   Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(m)           Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(n)               Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an

12

alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(o)               Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

*************************

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Stephen Ballas
	Name:	Stephen Ballas
	Title:	General Counsel

[SIGNATURE PAGE OF UMG REPRESENTATIVE AND HOLDERS FOLLOWS]

UMG RECORDINGS, INC., as a Holder and in its capacity as UMG Representative.

By:	/s/ Michael Seltzer
	Name:	Michael Seltzer
	Title:	Senior Vice President, Business & Legal Affairs.

Exhibit C

Stipulation of Dismissal

JEFFREY D. GOLDMAN (Bar No. 155589),

jgoldman@jmbm.com

STANLEY M. GIBSON (Bar No. 162329),

sgibson@jmbm.com

TALYA  GOLDFINGER (Bar No. 294926),

tgoldfinger@jmbm.com

JEFFER MANGELS BUTLER & MITCHELL LLP

1900 Avenue of the Stars, Seventh Floor
Los Angeles, California 90067-4308
Telephone:	(310) 203-8080
Facsimile:	(310) 203-0567

Attorneys for Plaintiffs and Counter-Defendants

UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA

UMG RECORDINGS, INC. a Delaware corporation; et al., Plaintiffs, v. GLOBAL EAGLE ENTERTAINMENT INC. a Delaware corporation, et al., Defendants.	CASE NO. CV 14-3466-GW (JPR) Assigned to Hon. George H. Wu RULE 41 STIPULATION OF DISMISSAL

AND RELATED COUNTERCLAIMS

Rule 41 Stipulation of Dismissal

Plaintiffs and Counter-Defendants UMG Recordings, Inc., Capitol Records, LLC, Universal Music Corp., Songs of Universal, Inc., Universal-Polygram International Publishing, Inc., Universal — Songs of PolyGram International, Inc., Universal — PolyGram International Tunes, Inc., Universal Music — MGB NA LLC, Universal Music — Z Tunes LLC, Rondor Music International, Inc., and Universal Musica, Inc. (collectively “the UMG Parties”) and Defendants and Counter-Claimants Global Eagle Entertainment Inc., Inflight Productions USA Inc. and Inflight Productions Ltd. (collectively “the GEE Parties”), through their counsel of record, hereby stipulate that all claims against the GEE Parties asserted in the First Amended Complaint and all claims against the UMG Parties and against Universal Music Group International, Inc.(1) asserted in the Second Amended Counterclaims be dismissed with prejudice pursuant to Fed. R. Civ. P. 41(a) and Fed. R. Civ. P. 41(c), with the UMG Parties, the GEE Parties, and Universal Music Group International, Inc. each bearing their respective attorneys’ fees and costs.

Dated: August , 2016	JEFFER, MANGELS, BUTLER & MITCHELL LLP

By
JEFFREY D. GOLDMAN
STANLEY M. GIBSON
TALYA GOLDFINGER
Attorneys for the UMG Parties

(1)  Universal Music Group International, Inc. was a previously dismissed Counter-Defendant and included here only for the sake of completeness.

2

Dated:	SHEPPARD, MULLIN, RICHTER & HAMPTON llp

By
MARTIN D. KATZ
JAY T. RAMSEY
Attorneys for the GEE Parties

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Exhibit D

Share Recipient Certification

SHARE RECIPIENT CERTIFICATE

(for Share Recipients who are not parties to the Settlement Agreement)

This Share Recipient Certificate (“Certificate”) is being delivered by the undersigned (“Share Recipient”) to Global Eagle Entertainment Inc. (“GEE”) in connection with GEE’s issuance of common stock, par value $0.0001 per share (“Common Stock”), to the Share Recipient pursuant to the direction of UMG (as defined below) under that certain Settlement Agreement, dated August 9, 2016, by and among GEE, Inflight Productions USA Inc. and Inflight Productions Ltd. (collectively, the “GEE Entities”) on the one part, and UMG Recordings, Inc., Capitol Records, LLC, Universal Music Corp., Songs of Universal, Inc., Universal — Polygram International Publishing, Inc., Universal — Polygram International Tunes, Inc., Universal Music — MGB NA LLC, Universal Music — Z Tunes LLC, Rondor Music International, Inc., and Universal Musica, Inc. (each a “UMG Party” and collectively “UMG” or the “UMG Parties”) on the other (the “Settlement Agreement”).

1.                                      The Share Recipient hereby certifies, represents and warrants to GEE:

a)                                     The Share Recipient is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Share Recipient has such knowledge, skill and experience in business, financial and investment matters that it is capable of evaluating the merits and risks of an investment in GEE. With the assistance of the Share Recipient’s own professional advisors, to the extent they have deemed appropriate, the Share Recipient has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in GEE. the Share Recipient has considered the suitability of an investment in GEE in light of its own circumstances and financial condition and is able to bear the risks associated with an investment in GEE.

b)                                     An investment in GEE Common Stock involves certain significant risks. The Share Recipient is financially capable of bearing the risk of such investment for an indefinite period of time. The Share Recipient’s overall commitment to investments which are not readily marketable is not disproportionate to its net worth and the investment in GEE will not cause such overall commitment to become excessive.

c)                                      The Share Recipient understands that the shares of GEE Common Stock it receives pursuant to the Settlement Agreement (the “GEE Shares”) have not been registered under the Securities Act, or any state securities act, and are being issued on the basis of exemptions from registration under the Securities Act and applicable state securities acts. Reliance on such exemptions, where applicable, is predicated in part on the accuracy of the Share Recipient’s representations and warranties set forth herein. The Share Recipient acknowledges and hereby agrees that such shares will not be transferable under any circumstances unless registered in accordance with federal and state securities laws or an available exemption under such laws.

d)                                     The Share Recipient has conducted its own independent investigation, review and analysis regarding an investment in GEE Common Stock, GEE and the business and financial condition of GEE and has been given the opportunity to (i) ask questions of and receive answers from GEE and its designated representatives concerning GEE and the business and financial condition of GEE and (ii) obtain any additional information that GEE possesses or can acquire without unreasonable effort or expense that is necessary to assist the UMG Parties in evaluating the advisability of an investment in GEE. The Share Recipient is not relying on any oral or written representation or warranty of any kind or nature, express or implied, concerning GEE or its operations, financial condition or prospects. The Share Recipient confirms that GEE has not (i) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in GEE or (ii) made any representation to the Share Recipient regarding the legality of an investment in GEE under applicable legal investment or similar laws or regulations.

e)                                      The Share Recipient (i) acknowledges that the GEE Entities possess or have access to material non-public information concerning the GEE Entities which has, at the express demand of the Share Recipient, not been communicated to the Share Recipient, even though that information may adversely affect GEE’s stock price, and which information GEE has offered to provide to the Share Recipient; (ii) hereby waives, on behalf of itself and each transferee of Initial Shares or Supplemental Shares, any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against each of the GEE Entities or any of their officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any such non-public information in connection with the transactions contemplated by the Settlement Agreement, including, without limitation, any claims arising under Rule 10b-5 promulgated under the Exchange Act; provided that the information to which any such claim relates was not required to be disclosed in GEE’s SEC Reports and provided further that nothing in this Section 7.f. shall be deemed to be a waiver of any claim that any of the Share Recipients or its transferees has or would have had if the Share Recipients purchased the Initial Shares or Supplemental Shares from a third party in the open market rather than directly from GEE; and (iii) is aware that the GEE Entities are relying on the truth of the representations set forth in this Certificate and in Sections 5 and 6 of the Settlement Agreement and the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Certificate.  Each of the Share Recipients understands, based on its experience, the disadvantage to which the Share Recipients are subject due to the disparity of information between the GEE Entities and the Share Recipients and, notwithstanding such disparity, the Share Recipients have deemed it appropriate to decline to receive such information from the GEE Entities and to enter into the Settlement Agreement and to consummate the transactions contemplated hereby.

f)                                       The Share Recipient understands that no federal, state or other governmental authority has made any recommendation, findings or determination relating to the merits of an investment in GEE.

g)                                      The Share Recipient is investing in GEE for its own account for investment purposes, not as nominees or agents for other persons or entities and not with a view to, or for offer or sale in connection with, any distribution thereof. The Share Recipient does not have a present intention to sell any of the GEE Shares, nor a present arrangement (whether or not

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legally binding) or intention to effect any distribution of any of such shares to or through any person or entity.

2.                                      The Share Recipient acknowledges and agrees that, other than constituting a UMG Released Party under the Settlement Agreement, (i) it is neither a party to, nor a third party beneficiary of, the Settlement Agreement, (ii) the Settlement Agreement is for the sole benefit of the parties thereto, (iii) nothing herein or in the Settlement Agreement, express or implied, is intended to or shall confer upon the Share Recipient any legal or equitable right, benefit, or remedy of any nature whatsoever under the Settlement Agreement, and the Share Recipient hereby waives any and all such rights, benefits or remedies, and (iv) the receipt by the Share Recipient of any securities or cash issued or paid pursuant to the Settlement Agreement is solely for the convenience of, and at the direction of, UMG.

3.                                      The Share Recipient hereby irrevocably appoints UMG Recordings, Inc. (the “UMG Representative”) as the sole and exclusive agent and attorney-in-fact of the Share Recipient for the purposes of acting in the name and stead of the Share Recipient, to be the sole person to give and receive notices and communications on behalf of the Share Recipient in connection with the issuance of GEE Shares and/or the payment of cash to the Share Recipient, to be the sole person to take all actions on behalf of the Share Recipient in connection with the issuance of GEE Shares and/or the payment of cash to the Share Recipient (including the exercise of registration rights), and to be the sole person take all actions and incur all expenses necessary or appropriate in the judgment of the Share Recipient for the accomplishment of the foregoing. More specifically, the UMG Representative shall have the sole (and only) authority to make all decisions and determinations and to take all actions required or permitted hereunder on behalf of the Share Recipient (including, without limitation, compromising claims, granting waivers or agreeing to amendments under the Settlement Agreement or the Registration Rights Agreement or under any related document or agreement entered into in connection herewith or therewith), and any such action, decision or determination so made or taken shall be deemed the action, decision or determination of the Share Recipient, and any notice, communication, document, certificate or information required (other than any notice required by law) to be given to the Share Recipient under the Settlement Agreement shall be deemed so given if given to UMG Representative. The UMG Representative shall be authorized and have the exclusive right to take all actions on behalf of the Share Recipient in connection with the issuance of GEE Shares and/or payment of cash to the Share Recipient. A decision, act, consent or instruction of the UMG Representative shall constitute a decision of the Share Recipient and shall be final, binding and conclusive upon the Share Recipient, even without notice to Share Recipient. GEE and its affiliates are hereby entitled to rely on all statements, representations and decisions of the UMG Representative as applying to the Share Recipient and shall have no liability to UMG,  the UMG Representative or any Share Recipient in connection with any actions taken or not taken in reliance on such statements, representations and decisions of the UMG Representative.

[Signature page follows]

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IN WITNESS WHEREOF, the Share Recipient has executed this Share Recipient Certificate on the date set forth below:

DATED: August 9, 2016	Jeffer Mangels Butler & Mitchell LLP

	/s/ Bunton Mitchell		(Signature)
	Bunton Mitchell		(Print Name)
	Its:	Assistant Managing Partner	(Title)

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